Exhibit No. 23.7

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the American Midstream Partners, LP Amended and Restated 2014 Long-Term Incentive Plan of our report dated June 29, 2016, with respect to the financial statements of Okeanos Gas Gathering Company, LLC as of and for the year ended December 31, 2015 included in Amendment No. 1 to the Current Report on Form 8-K/A of American Midstream Partners, LP, filed with the Securities and Exchange Commission on July 7, 2016.

/s/ Ernst & Young LLP

Chicago, Illinois

March 9, 2017